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MFS Investment Management Code of Ethics
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
Owner(s):                                              Effective Date: February 22, 2010
Chief Compliance Officer
Conflicts Officer
                                                       Replaces Policy Version Dated: January 1, 2009

Contact Persons:                                       Policy Committee Approval:
codeofethics@mfs.com                                   February 11, 2010
--------------------
Yasmin Motivala, ext. 55080
Beth Martin, ext. 56851
Liz Hurley, ext. 55836



Applicability:
All employees of MFS and its subsidiaries
------------------------------------------------------ ---------------------------------------------------

At the direction of the MFS Code of Ethics Oversight Committee (the "Committee"), the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.



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                                Table of Contents

      Overview and Scope.................................................................................4
      ------------------

       Statement of General Fiduciary Principles.........................................................6
       -----------------------------------------

       Definitions.......................................................................................8
       -----------

       Procedural Requirements of the Code Applicable to MFS Employees..................................12
       ---------------------------------------------------------------

      Use of Required Brokers...........................................................................13
      -----------------------

      Reportable Funds Transactions and Holdings........................................................13
      ------------------------------------------

      Disclosure of Employee Related Accounts and Holdings..............................................14
      ----------------------------------------------------

      Transactions Reporting Requirements...............................................................14
      -----------------------------------

      Discretionary Authorization.......................................................................15
      ---------------------------

      Excessive Trading.................................................................................15
      -----------------

      Use of MFS Proprietary Information................................................................16
      ----------------------------------

      Futures and Related Options on Covered Securities.................................................16
      -------------------------------------------------

      Initial Public Offerings..........................................................................16
      ------------------------

      Investment Clubs and Investment Contests..........................................................16
      ----------------------------------------

       Trading Provisions, Restrictions and Prohibitions................................................18
       -------------------------------------------------

      Pre-clearance.....................................................................................18
      -------------

      Private Placements................................................................................19
      ------------------

      Initial Public Offerings..........................................................................20
      ------------------------

      Restricted Securities.............................................................................20
      ----------------------

      Short-Term Trading................................................................................20
      ------------------

      Selling Short.....................................................................................19
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      Service as a Director.............................................................................21
      ---------------------

       Trading Requirements Applicable to Research Analysts, Research Associates and Portfolio
       Managers           ...........................................................................22

       Administration and Enforcement of the Code of Ethics.............................................22
       ----------------------------------------------------

      Beneficial Ownership and Control...........................................................Exhibit A
      --------------------------------                                                                  --

      Reporting Obligations......................................................................Exhibit B
      ---------------------                                                                             --

      Specific Country Requirements..............................................................Exhibit C
      -----------------------------                                                                     --

      Access Categorization of MFS Business Units................................................Exhibit D
      -------------------------------------------                                                       --

      Security Types and Pre-Clearance and Reporting Requirements................................Exhibit E
      -----------------------------------------------------------                                       --

      Private Placement Approval Request.........................................................Exhibit F
      ----------------------------------                                                                --

      Initial Public Offering Approval Request...................................................Exhibit G
      ----------------------------------------                                                          --
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The following related policies and information can be viewed by clicking on the links. They are also available on the Compliance Department's intranet site
(unless otherwise noted).

         MFS Inside Information Policy

         MFS Inside Information Procedures

         MFS Code of Business Conduct

         The Code of Ethics for Personal Trading and Conduct for Non-Management Directors

         The Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and

         Non-Management Interested Trustees of the MFS Funds and Compass Funds

         MFS Policy of Handling Complaints

         MFS-SLF Ethical Wall Policy

         Current list of MFS' direct and indirect subsidiaries (located on the Legal Department intranet site)

         Current list of funds for which MFS acts as adviser, sub-adviser or principal underwriter ("Reportable Funds")

         Information Security Policy



         Anticorruption Policy


Note: The related policies and information are subject to change from time to time.

         Overview and Scope

         The MFS Investment Management Code of Ethics (the "Code") applies to Massachusetts Financial Services Company as well as all of its direct and indirect subsidiaries (collectively, the "MFS Companies"), and is designed to comply with applicable U.S. federal securities laws. The MFS Compliance Department, under the direction of MFS' Chief Compliance Officer and the Code of Ethics Oversight Committee (the "Committee"), administers this policy.

         The provisions of this Code apply to MFS "Employees" wherever located and other persons as designated by the Committee, as detailed on page 9 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may impose requirements in addition to those imposed by the Code. MFS Employees residing in a country identified in Exhibit C are subject to the applicable requirements set forth in Exhibit C, as updated from time to time. The Code complements MFS' Code of Business Conduct ( the Table of Contents for a link to this policy and other related policies and documents). As an Employee of MFS, you must follow MFS' Code of Business Conduct, and any other firm-wide or department-specific policies and procedures.

         This Code does not apply to directors of MFS who are not also MFS Employees ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered funds who are not also Employees of MFS ("Fund Non-Management Trustees"). MFS Non-Management Directors and Fund Non-Management Trustees are subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds and Compass Funds, respectively (see the Table of Contents for links to these policies). MFS Employees must be familiar with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand and comply with the MFS-SLF Ethical Wall Policy (see the Table of Contents for a link to this policy).

         The Code is structured as follows:

o Section I identifies the general purpose of the policy.

o Section II defines Employee classifications, Employee Related Accounts, Covered Securities and other defined terms used in the Code.

o Section III details the procedural requirements of the Code which are applicable to MFS Employees.

o Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).


                                       4
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o    Section V details specific trading prohibitions applicable to Research
     Analysts, Research Associates and Portfolio Managers.

o Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

o Exhibit A provides additional guidance and examples of beneficial ownership and control.

o Exhibit B details the specific reporting obligations for Employees.



                                       5
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I.       Statement of General Fiduciary Principles

         As registered investment advisers, MFS and MFSI owe a fiduciary duty to their advisory clients. MFS Heritage Trust Company ("MHTC") officers providing investment advice to the Collective Investment Trusts ("CITs") owe a fiduciary obligation to the CITs. MFS has elected to extend that duty to MFS Employees who are not employed by MFS, MFSI or MHTC. Therefore, all MFS Employees have an obligation to conduct themselves in accordance with the following principles:

o You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS' Clients;

o You have a duty to attempt to avoid actual and potential conflicts of interest between personal activities and MFS' Clients' activities; and

o You must not take advantage of your position at MFS to misappropriate investment opportunities from MFS' Clients.

         As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with MFS' Clients or abuse of your position of trust and responsibility.

         MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Furthermore, you should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

         In connection with general conduct and personal trading activities, Employees (as defined on page 9 in Section II of the Code) must refrain from any acts with respect to MFS' Clients, which would be in conflict with MFS' Clients or cause a violation of applicable securities laws, such as:

o        Employing any device, scheme or artifice to defraud;

o Making any untrue statement of a material fact to an MFS Client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

o Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

o        Engaging in any manipulative practice.

         It is not possible for this policy to address every situation involving MFS Employees' personal trading. The Committee is charged with oversight and


                                       6
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         interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS' Clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any MFS Client.

                                       7
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II.      Definitions

         The definitions are designed to help you understand the application of the Code to MFS Employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. Please refer back to these definitions as you read the Code.

A.                          Categories of Personnel

1.                          Investment Personnel means and includes:

a) Employees in the Equity and Fixed Income Departments, including portfolio managers, research analysts, research associates, traders, support staff, etc.; and

b) Other persons designated as Investment Personnel by MFS' Chief Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Committee.

2. Portfolio Managers are Employees who are primarily responsible for the day-to-day management of a portfolio or discrete portion of any portfolio. Research Analysts (defined below) are deemed to be Portfolio Managers with respect to any portfolio or discrete portion of any portfolio managed collectively by a committee of Research Analysts (e.g., MFS Research Fund).

3. Research Analysts are Employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio or discrete portion of any portfolio.

4. Research Associates are Employees that support Research Analysts and Portfolio Managers by analyzing and presenting information.

5. Access Persons are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS Client;
                            (ii) have access to nonpublic information regarding any MFS Client's purchase or sale of securities;
                            (iii) have access to nonpublic information regarding the portfolio holdings of any MFS Client; (iv) have involvement in making securities recommendations to any MFS Client or have access to such recommendations that are nonpublic; or (v) have otherwise been designated as Access Persons by MFS' CCO, MFS' Conflicts Officer or their designee(s), or the Committee. All Investment Personnel (including Portfolio Managers and Research Analysts)

6.

                                       8
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                        are also  Access  Persons.  Please see Exhibit D for the
                            Access Person designations of MFS' Employees.

7. Non-Access Persons are MFS Employees who are not categorized as Access Persons or Investment Personnel.

8. MFS Employees, or Employee, are all officers, directors (excluding non-management directors) and employees of the MFS Companies, and such other persons as designated by the Committee.

9. FINRA Affiliated Person is an Employee who is also associated with a FINRA-member firm, or licensed by FINRA.

10. Covered Person means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who, as the case may be, shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial Inc. providing services to MFS.

B. Accounts are all brokerage accounts (excluding 529 Plans) and Reportable Fund accounts.

C. Employee Related Account of any person covered under this Code includes but is not limited to:

1. The Employee's own Accounts and Accounts "beneficially owned" by the Employee as described below;

2. The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives living in the Employee's household;

3. Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in the Employee's household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

4. Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives living in the Employee's household exercises investment discretion or direct or indirect influence or control. For purposes of this definition "direct or indirect influence or control" includes the

5.

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                            ability of the  Employee to amend or  terminate  the
                            applicable investment management agreement.

                           See Exhibit A for a more detailed discussion of beneficial ownership and control. For additional guidance in determining beneficial ownership and control, contact the Compliance Department.


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Any person subject to this Code is responsible  for compliance  with these rules
with   respect   to   any   Employee    Related    Account,    as    applicable.
--------------------------------------------------------------------------------



D. Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

E.                CCO means MFS' Chief Compliance Officer.

F.                Committee means the Code of Ethics Oversight Committee.

G.                Conflicts Officer means MFS' Conflicts Officer.

H. Covered Securities are generally all securities. See Exhibit E for application of the Code to the various security types and for a list of securities which are not Covered Securities.

I. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or (if necessary) a foreign financial regulatory authority.

J.                MFS Client includes any advisory client of the MFS Companies.

K. Private Placement means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

L. Portfolio means any fund or account or any discrete portion of a fund or account of a MFS Client.

M. Investment Related Proprietary Information is information in which MFS has invested its own resources or soft dollars to acquire or develop and/or taken reasonable measures to keep confidential. It does not include information that is generally known or is readily ascertainable. Examples of Proprietary Information include but are not limited to

N.
                                       10
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         internally developed research, research acquired with soft dollars, portfolio transactions and portfolio holdings.

O. Reportable Fund means any fund for which a MFS Company acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS' retail funds, MFS Variable Insurance Trust, MFS Variable Insurance Trust II, MFS Institutional Trust, and funds for which MFS serves as sub-adviser, as well as MFS offshore funds (e.g., MFS Meridian Funds). See the Table of Contents for a link to the list of Reportable Funds.

III. Procedural Requirements of the Code Applicable to MFS Employees (Non-Access Persons, Access Persons and Investment Personnel)

A.       Compliance with Applicable Federal Securities Laws.

                  The MFS Companies are subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees resident outside the U.S. must also comply with local securities laws (see Exhibit C for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS Clients, whether or not covered by the provisions of this policy.

B.       Reporting Violations.

                  MFS Employees are required to report any violation, whether their own or another individual's, of the Code, Inside Information Policy and related procedures, Code of Business Conduct, MFS' Business Gift and Entertainment Policy, Information Security Policy, Anticorruption Policy and Antitrust Policy and any amendments thereto (collectively, the "Conduct Policies"). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for a link to this policy). Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

C. Certification of Receipt and Compliance.

1.       Initial Certification (New Employee)

                      Each new MFS Employee will be given copies of the Conduct Policies. Within 10 calendar days of commencement of employment, each new Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using paper forms.

2. Quarterly Certification of Compliance.

                      On a quarterly basis, Employees will be expected to certify that they: (i) have received copies of the then current Conduct Policies; (ii) have read and understand the Conduct Policies and recognize that they

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                      are subject to their requirements; and (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form.

D.       Use of Required Brokers

                  Employees located in the U.S. are required to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (A list of required brokers is located on https://mfs.ptaconnect.com). New Employees should initiate a transfer of Employee Related Accounts to one or more of the required brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information.

                  Employees located in the U.S. are required to receive approval from the Committee to maintain an Employee Related Account with broker-dealers other than those on the required brokers list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if, among other things, transactions are not reported as described below in Transactions Reporting Requirements, Section III. G. The Committee may grant or withhold approval to Employees to open or maintain an Employee Related Account with broker-dealers other than those on the required brokers list in its sole discretion. Employees should not have any expectation that the Committee will grant approval to open or maintain an Employee Related Account with any broker-dealer other than one on the required brokers list.

E.       Reportable Funds Transactions and Holdings

                  Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described below in Sections III-F and III-G below. (See the Table of Contents for a link to the list of products sub-advised by MFS.)

                  In addition, MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, which are described in the Reportable Funds' prospectuses, are subject to change.

F. Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Exhibit B)

1.       Initial Report

                      Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related Account within 10 calendar days of their hire. This report must be made using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly, typically within 10 days of the event.

2.       Annual Update

                      On an annual basis, Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. The Committee may, at its discretion, determine that reporting requirements contained in this section do not apply to holdings in Accounts where investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

G.       Transactions Reporting Requirements

                  Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. For purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported. The Committee may, at its discretion, determine that reporting requirements contained in this section do not apply to transactions in Accounts where investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

H.       Employees on Leave

                  Active Employees who are on leave from MFS are still MFS Employees and as such are subject to the Code as well as to MFS' other Conduct Policies. Active Employees on leave must continue to report holdings and transactions while on leave consistent with the requirements of Section III. Active Employees on leave will be required to preclear trades if such employees are Access Persons or Investment Personnel and to certify to their compliance for the period of their leave, including verification of transactions and holdings reports, upon their return to work. Inactive Employees who are no longer Access Persons under the Code will not be subject to the Code for the duration of such period of inactivity.

I.       Discretionary Authorization

                  Generally, Employees are prohibited from exercising discretion over Accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

J.       Excessive Trading

                  Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to MFS Clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

K.       Use of MFS' Investment Related Proprietary Information

                  MFS' investment recommendations and other Investment Related Proprietary Information are for the exclusive use of MFS Clients. For purposes of this paragraph, MFS Clients include clients of PPM Sponsors [and exclude PPM Sponsors themselves]. Employees should not use MFS' Investment Related Proprietary Information for personal benefit. Any pattern of personal trading suggesting use of MFS' Investment Related Proprietary Information will be investigated by the Compliance Department. Any misuse or distribution in contravention of MFS policies of MFS' investment recommendations is prohibited. Personal trading conducted in a manner consistent with the pre-clearance rules and other provisions of the Code is presumed not to be in violation of this section. This presumption, however, is rebuttable if trading patterns and/or other activities indicate otherwise.

L. Futures, Options and Other Derivatives on Covered Securities and Exchange Traded Funds ("ETFs")

                  Employees are prohibited from using derivatives on Covered Securities or ETFs to evade the restrictions of this Code. Employees may not use derivatives with respect to a Covered Security or make an investment in an ETF in order to gain exposure to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security. For example, if a pre-clearance request to buy a security is denied, trading an ETF that has 10% exposure to the same underlying security would be considered a violation of this policy.

M.       Initial Public Offerings

                  Employees who are also FINRA Affiliated Persons are prohibited from purchasing equity securities in an IPO.

N.       Investment Clubs and Investment Contests

                  MFS generally prohibits Employees from direct or indirect participation in investment clubs and investment contests. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes or winnings as a result of participation in such activities. Employees should understand that this prohibition applies with equal force to an investment contest in which contest winners do not win a prize with any monetary value.

IV. Trading Provisions, Restrictions and Prohibitions Applicable to All Access Persons and Investment Personnel (collectively, "Access Persons" unless otherwise noted)

A.       Pre-clearance

                  Access Persons must pre-clear before effecting a personal transaction in any Covered Security, except for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, must be pre-cleared.

                  Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any MFS Client within a reasonable number of days. Additionally, any pre-clearance request may be evaluated to determine compliance with other provisions of the Code relevant to the trade or as market or other conditions warrant.

                  To avoid inadvertent violations, good-till-cancelled orders are not permitted.

                  Pre-clearance requests will generally be limited to US trading hours with the exception of international employees where pre-clearance is permitted during a specific time-frame as determined by the Committee.

o Information regarding current pre-clearance hours is available on the Code of Ethics system at
                           https://mfs.ptaconnect.com .
                           --------------------------

                  Except as otherwise determined by the Committee, pre-clearance approval is good for the same business day authorization is granted (with the exception of employees located in Japan, Hong Kong, Taiwan, Singapore and Australia who have an additional day to execute a trade).

o In order to pre-clear, an Access Person must enter his/her trade request into the Code of Ethics system ( https://mfs.ptaconnect.com ) on the day they intend to trade.

                  By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security or the issuer of the security; (ii) are not using knowledge of any proposed trade or investment program relating to any MFS Client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department.

                  Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation if their pre-clearance request is denied.

                  Pre-clearance is not required for the below list of transactions. Please see Exhibit E for whether these transactions need to be reported:

o Purchases or sales that are not voluntary, which include but are not limited to: tender offers, transactions executed by a broker to cover a negative cash balance in an account, broker disposition of fractional shares, and debt maturities. Transactions executed as a result of a margin call or forced cover of a short position do not fall under this exception and must be pre-cleared;

o Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance;

o Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit E); and

o Subject to prior approval from the Committee, trades in an account where investment discretion is maintained by or delegated to an independent third party.

B.       Private Placements

                  Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement [including a Private Placement of a pooled vehicle managed by MFS]. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit F). Access Persons are prohibited from participating in "Private Investments in Public Equity Securities" transactions (commonly referred to as "PIPES" offerings).

                  If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and
                  Section III. G.).

                  If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any MFS Client portfolio after being permitted to make a Private Placement, the following steps must be taken:

1. The Portfolio Manager must disclose the Private Placement interest to a member of MFS' Investment Management Committee.

2.

                  An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy any securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

C.       Initial Public Offerings

                  Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit G). To request permission to purchase new issues of fixed income securities, the Access Person must pre-clear the security using the Code of Ethics system at .

D.       Restricted Securities.

                  Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by the Compliance Department.

E.       Short-Term Trading

                  All Access Persons are prohibited from profiting by entering into opening and subsequent closing transactions involving the same or equivalent Covered Security within 60 calendar days.(1) Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. This provision does not apply to:


(1)               Opening transactions may include but are not limited to:
                  buying securities long, selling securities short, buying a call to open, selling a call to open, buying a put to open and selling a put to open. Note: certain of these transaction are prohibited outright under Section IV-F of the Code. Please contact the Compliance Department with any questions with respect to the application of this prohibition.

                  Transactions in Covered Securities that are exempt from the pre-clearance requirements described above (see Exhibit
                      E);

                  o Transactions in Covered Securities executed in an Employee Related Account where investment discretion is maintained by or delegated to an independent third party, and the Committee has exempted the Account from preclearance requirements in
                  Section IV. A.; or

o Transactions effected through an Automatic Investment Plan.

F.       Selling Short

Access Persons must not sell securities short. This prohibition includes option transactions designed to achieve the same result, such as writing naked calls or buying puts without a corresponding long position.

G.       Service as a Director

                  Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board. In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through "information barriers" or other appropriate procedures.

                  Access Persons who would like to serve on a board of directors or trustees of a non-profit organization or a privately held company that is not reasonably likely to become publicly traded within one year from the date the Access Person joined the board should refer to the Code of Business Conduct prior to participating in the outside activity.

V. Trading Requirements Applicable to Research Analysts, Research Associates and Portfolio Managers

A.       Portfolio Managers Trading in Reportable Funds

                  No Portfolio Manager shall buy and sell (or sell and buy) shares within 14 calendar days for his or her Employee Related Accounts of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. This provision does not apply to transactions effected through an Automatic Investment Plan.

B.       Portfolio Managers Trading Individual Securities

                  Portfolio Managers are prohibited from trading a security for their Employee Related Accounts (a) for seven calendar days after a transaction in the same or equivalent security in a Portfolio for which he or she serves as Portfolio Manager and
                  (b) for seven calendar days before a transaction in the same or similar security in a Portfolio for which he or she serves as Portfolio Manager if the Portfolio Manager had reason to believe that such Portfolio was reasonably likely to trade the same or similar security within seven calendar days after a transaction in the Portfolio Manager's Employee Related Accounts. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in a Portfolio for which the Employee serves as Portfolio Manager, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her Employee Related Account and/or Portfolio.

C.       Affirmative Duty to Recommend Suitable Securities

                  Research Analysts have an affirmative duty to make unbiased and timely recommendations to MFS Clients. Research Analysts and Research Associates are prohibited from trading a security they researched on behalf of MFS, or are assigned to research, in an Employee Related Account if he or she has not communicated information material to an investment decision about that security to MFS Clients in a research note. In addition, Research Analysts are prohibited from refraining to make timely recommendations of securities in order to avoid actual or potential conflicts of interest with transactions in those securities in Employee Related Accounts. For purposes of this and similar provisions herein, including information in a research note or a revised research note constitutes communication to an MFS Client.

VI.      Administration and Enforcement of the Code of Ethics

A. Applicability of the Code of Ethics' Provisions

                  The Committee, or its designee(s), has the discretion to determine that the provisions of the Code do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

B.       Review of Reports

                  The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may or may not be notified of the Compliance Department's review.

C.       Violations and Sanctions

                  Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to, one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

D.       Appeal of Sanction(s)

                  Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

E.       Amendments and Committee Procedures

                  The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice. The Committee shall submit any such amendments to MFS' Internal Compliance Controls Committee. In addition, the Committee shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designees, for approval no later than 6 months after adoption of the material change.

                                                                      Exhibit A
                                       A-4


                        Beneficial Ownership and Control



The MFS Investment Management Code of Ethics (the "Code") states that the Code's provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

oAccounts and securities held by immediate family members sharing the same household; and

o Securities held in trust (certain exceptions may apply at the discretion of the Committee).

In addition, the Code may apply to accounts under the direct or indirect influence or control of the Employee even when the Employee is not considered a beneficial owner.



Practical Application

o If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, one or both parents work for MFS, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

o Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

o Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

o UGMA/UTMA accounts: If the Employee, or the Employee's spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee's spouse, is the custodian for the Employee's minor child, the account is not beneficially owned by the Employee. If the Employee, or the Employee's spouse, is the beneficiary of the account and is

o
age of majority (i.e., 18 years or older in Massachusetts) then the account is beneficially owned by the Employee/Spouse.

o Transfer On Death accounts ("TOD accounts"): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

o        Trusts:

o If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

o If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

o If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

o If the Employee is a trustee and a beneficiary, the trust is beneficially owned by the Employee.

o If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

o If the Employee is a settlor of a revocable trust, the trust is beneficially owned by the Employee.

o If the Employee's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

o College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child's accounts and securities.

o Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is activated.

o        Outside Business Activities (See Code of Business Conduct):

o If the Employee serves in a role that requires that he/she exercise investment discretion with respect to Covered Securities, then the related Account is considered to be under the control or influence of the Employee.

o If the Employee serves in a role that requires/allows that he/she delegate investment discretion to an independent third party, then the activity will be subject to a case by case review for Code applicability.

                                                                      Exhibit B
                                       B-4
                              Reporting Obligations



Employees must submit all required reports using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting requirement may be fulfilled instead using a paper form. The electronic reports on the Code of Ethics system meet the contents requirements listed below in Sections A.1. and B.1.


A.       Initial and Annual Holdings Reports

Employees must file initial and annual holdings reports ("Holdings Reports") as follows.

         1.       Content of Holdings Reports

o     The title, number of shares and principal amount of each Covered Security;

o The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and
o        The date the Employee submits the report.

         2.       Timing of Holdings Reports

o Initial Report - No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

o Annual Report - Annually, and the information must be current as of a date no more than 45 days
         -------------
              before the report is submitted.

         3.       Exceptions from Holdings Report Requirements

         No holdings report is necessary:

o        For holdings in securities that are not Covered Securities; or

o With respect to securities held in Accounts for which the Committee has determined that the reporting requirements do not apply, because investment discretion is maintained by or delegated to an independent
o
         third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

B.       Quarterly Transaction Reports

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

(i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

(ii) any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.

         1.       Content of Transactions Report

                  a.       For Transactions in Covered Securities

o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

o       The price of the Covered Security at which the transaction was effected;

o The name of the broker, dealer or bank with or through which the transaction was effected; and

o        The date the report was submitted by the Employee.

                  b.       For Newly Established Accounts Holding ANY Securities

o The name of the broker, dealer or bank with whom the Employee established the account;

o

                  The date the account was established; and

o        The date the report was submitted by the Employee.

         2.       Timing of Transactions Report

         No later than 30 days after the end of the calendar quarter.

         3.       Exceptions from Transactions Report Requirements

         No Transactions Report is necessary:

o        For transactions in securities that are not Covered Securities;

o        With  respect  to  transactions   effected  pursuant  to  an  Automatic
         Investment Plan; or

o With respect to transactions in Accounts for which the Committee has determined that the reporting requirements do not apply, because investment discretion is maintained by or delegated to an independent third party and the Employee has no present authority to amend or terminate the applicable investment management agreement.

                                                                     Exhibit C
                                       C-2


                          Specific Country Requirements

                           (For MFS Employees Located in Offices Outside of the
U.S.)



United Kingdom

The UK Financial Services Authority rules on personal account dealing are contained in Chapter 11 of the FSA Handbook's Conduct of Business Sourcebook ("COBS"). Further details of the compliance requirements in relation to COBS are in the MFS International (UK) Limited ("MIL UK") Compliance Manual.

As an investment management organization, MIL UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 11.7.1R, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MIL UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FSA's Code of Market Conduct. This policy is incorporated by reference into the MIL UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MIL UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MIL UK's duties to its customers. In ensuring this is and continues to be the case, MIL UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific guidance, please contact Marc Marsdale, Compliance Officer - UK & Europe.



Japan

MFS Investment Management K.K., MFS' subsidiary in Japan ("MIMkk"), and its employees, are under the supervision of the Japanese FSA and Kantoh Local Financial Bureau as an investment manager registered in Japan. MIMkk and its employees are regulated by the following laws/guidelines.

o Financial Instruments and Exchange Law, Chapter VI - Regulations for Transactions, etc. of Securities.

o

     Guideline for Prohibition of Insider Trading by Japan Securities Investment
           Advisers Association ("JSIAA").

o Guideline for Monitoring Personal Trading by Investment Trust (Toshin) Association ("ITA")

In addition, MIMkk employees are prohibited from holding Covered Securities for a period less than six months.

This policy is incorporated by reference into the MIMkk Compliance Manual, which should be read in conjunction with this Code

For specific guidance, please contact Yasuyuki Hirata , MIMkk's Compliance Officer.

Spain

MFS International (UK) Limited, Sucursal en Espana ("MIL Spain"), is the branch in Spain of MFS International (UK) Limited ("MIL UK"), an investment services undertaking domiciled in the United Kingdom. MIL Spain is registered in the Register of Branches of Foreign Investment Services Undertakings at the Spanish Securities Market Commission (Comision Nacional del Mercado de Valores - "CNMV") and is authorised to engage in certain investment activities in Spain. MIL Spain has prepared Internal Conduct Regulations (hereinafter, the "ICR") which, together with the General Code of Conduct annexed to Royal Decree 629/1993, of 3 May, the Ministerial Order of 7 October 1999 implementing the general code of conduct and rules for acting in the management of investment portfolios and the MFS Code of Business Conduct and related policies including the MFS Code of Ethics, constitute the rules of conduct applicable to MIL Spain.



Chapter 6 of the MIL Spain ICR deals generally with personal account dealing for employees of MIL Spain. Chapter 6 incorporates by reference and makes applicable to all MIL Spain employees the MFS Code of Ethics. MIL Spain employees should review the ICR, and for specific guidance should contact Marc Marsdale, Compliance Officer - UK & Europe.

                                                                       Exhibit D
                                       D-1
                    Access Categorization of MFS Departments



Employees assigned to the following business units, departments or roles have been designated as "Access Persons":

o        Management Group

o        Equity

o        Fixed Income

o        Compliance (including Enterprise Risk Management)

o        Fund Treasury

o        Information Technology (Including GIT)

o        Global Investment Support

o        Internal Audit

o        Legal

o        Finance

o        MFD (Including Distribution Administration and Marcom)

o        MFSI

o        ARG

o        DCIO

o        MIL

o Employees who are members of the Management Committee, the Operations Committee or the Senior Leadership Team

o Employees who have access to the Investment Research System, the equity trading system or the fixed income trading system.

o Employees who have access to any system containing information related to current portfolio holdings.

     ------------------------------------------------------------------



Employees assigned to the following business units, departments or roles have been designated as "Non-Access":

o        Human Resources

o        Service Center

o        Corporate Services and Property Management

                                                                       Exhibit E
                                       E-3
                     Security Types and Pre-Clearance and Reporting Requirements

   (This                                      list is not all inclusive and may
                                              be updated from time to time.
                                              Contact the Compliance Department
                                              for additional guidance.)

-------------------------------------------------------- -------------------- ------------------------
                  Security Type                             Pre-clearance       Transactions and
                                                              Required?        Holdings Reporting
                                                                                    Required?
-------------------------------------------------------- -------------------- ------------------------
------------------------------------------------------------------------------------------------------
Mutual Funds
------------------------------------------------------------------------------------------------------
-------------------------------------------------------- -------------------- ------------------------
Open-end investment companies which are not              No                   No
Reportable Funds
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Non-MFS 529 Plans                                        No                   No
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Reportable Funds (excluding MFS money market             No                   Yes
funds)
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Closed-end funds (including MFS closed-end funds)        Yes                  Yes
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Unit investment trusts which are exclusively             No                   No
invested in one or more open-end funds, none of
which are Reportable Funds
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Exchange Traded Funds (ETFs) including options No Yes and structured notes on
ETFs.
-------------------------------------------------------- -------------------- ------------------------
------------------------------------------------------------------------------------------------------
Equities
------------------------------------------------------------------------------------------------------
-------------------------------------------------------- -------------------- ------------------------
Equity securities                                        Yes                  Yes
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Options, futures and structured notes on equity          Yes                  Yes
securities
-------------------------------------------------------- -------------------- ------------------------
------------------------------------------------------------------------------------------------------
Fixed Income
------------------------------------------------------------------------------------------------------
-------------------------------------------------------- -------------------- ------------------------
Corporate bond securities                                Yes                  Yes
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Municipal bond securities                                Yes                  Yes
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
High yield bond securities                               Yes                  Yes
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
U.S. Treasury Securities and other obligations No No backed by the good faith and credit of the U.S. government
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Debt obligations that are NOT backed by the good         Yes                  Yes
faith and credit of the U.S. government (such as
Fannie Mae bonds)
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Foreign government issued securities                     No                   Yes
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Variable rate demand obligations and municipal           No                   No
floaters
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Money market instruments, including commercial           No                   No
paper, bankers' acceptances, certificates of
deposit and repurchase agreements, auction-rate
preferred and short-term fixed income securities
with a maturity of less than one year
-------------------------------------------------------- -------------------- ------------------------
------------------------------------------------------------------------------------------------------
Other
------------------------------------------------------------------------------------------------------
-------------------------------------------------------- -------------------- ------------------------
Private placements (including real estate limited        Yes                  Yes
partnerships or cooperatives)(2)
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Foreign currency including options and futures on        No                   No
foreign currency(3)
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Commodities and options and futures on commodities       No                   No
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Options, futures and structured notes based on a         No                   Yes
security index
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
MFS stock and shares of Sun Life of Canada (U.S.)        No                   No
Financial Services Holdings, Inc.
-------------------------------------------------------- -------------------- ------------------------
-------------------------------------------------------- -------------------- ------------------------
Sun Life Financial Inc. (4)                              Yes                  Yes
-------------------------------------------------------- -------------------- ------------------------





(2) Note that while transactions in these securities are not required to be pre-cleared using the Code of Ethics Online system, you must obtain prior approval from the Compliance Department before participating in a private placement. See
                  Section IV. B. of the Code.

(3) Please remember to report all accounts. On a case by case basis, Compliance may require transaction and holding reporting.

(4) The common stock of Massachusetts Financial Services Company (which is not a publicly-traded company) and the common stock of Sun Life of Canada (U.S.) Financial Services Holdings, Inc. (which is also not a publicly-traded company) are considered to be Covered Securities under this Code. Employees need not pre-clear or report such stock on transactions or holdings reports pursuant to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

                                                                       Exhibit F
                                       F-2


Private Placement Approval Request(5)

                                  Please Print

Employee Name:_____________________________

Employee Position:___________________________



Name of Company:_____________________________________________________________

Dollar amount of private placement:_____________________________________________

Dollar amount of your intended investment:______________________________________

Does this company have publicly traded securities?  Yes        No

How were you offered the opportunity to invest in this private placement?______________________________________________________________________

What is the nature of your relationship with the individual or entity?_________________________________________________________________________

Was the opportunity because of your position with MFS?______________________________________________________________________

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS?______________________________________________________________________

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?

 Yes           No

Would any other MFS funds/accounts want to invest in this private placement?

 Yes           No

Date you require an answer:_____________________________________________________

Attachments:          business summary       prospectus    offering memorandum

Compliance Use Only

 Approved             Denied

-------------------------------                      -----------------------

Signature                                                              Date

-------------------------------                      -----------------------

Equity Or Fixed Income Signature                              Date





(5) Access Persons are prohibited from participating in "Private Investments in Public Equity Securities" transactions (commonly referred to as "PIPES" offerings).

                                                                  Exhibit G
                                       G-2


                    Initial Public Offering Approval Request

                                  Please Print.

Employee Name:_________________________  Employee Position:_____________________

MFS Phone Extension:______________________________


Name of Company:________________________________________________________________

Aggregate Dollar amount of IPO:__________ Dollar amount of your intended investment:_________

Maximum number of shares you intend to purchase?  ______________________________

Is your spouse an employee of the company?

 Yes        No

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

 Yes        No  If no, please explain.       Not Applicable
--------------------------------------------------------------------------------

Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

 Yes        No     Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

 Yes        No  If yes, please explain:
--------------------------------------------------------------------------------

Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

 Yes        No     Not Applicable

Are such shares part of a so-called "friends and family" or directed share allocation?

 Yes        No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

 General Public    Other Company Insiders    Not Applicable

If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

 Yes        No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

 Yes        No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

 Yes        No  If yes, please explain:
-------------------------------------------------------------------------------

Date you require an answer: _________________, ________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

--------------------------------------------------------------------------------

Attachments:        offering memorandum       underwriters' agreement
other materials describing eligibility
to participate in IPO.



Compliance Use Only

 Approved             Denied

-----------------------------------         ------------------------------------

Signature                                                     Date

-----------------------------------         ------------------------------------

Equity Or Fixed Income Signature                     Date